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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) JANUARY 15, 2002

Commission file number 333-36952

ORIUS CORP.

(Exact name of registrant as specified in its charter)

FLORIDA	65-089421

(State or other jurisdiction of incorporation or organization)	(I.R.S.Employer Identification No.)

1401 Forum Way, Suite 400
West Palm Beach, Florida 33401

(Address of principal executive office) (Zip Code)

(561) 687-8300

(Registrant’s telephone number, including area code)

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ITEM 5. OTHER EVENTS

Effective January 15, 2002, Orius Corp. (the “Company”) entered into the Fifth Amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of July 5, 2000 (the “Credit Agreement”). The Amendment extends the terms and conditions of the Fourth Amendment to Amended and Restated Credit Agreement from January 15, 2002 to February 28, 2002 and includes the terms and conditions for which the lenders forbear from exercising their rights under the Credit Agreement and other loan documents with respect to certain disclosed defaults.

The Amendment also includes the lenders consent to the delivery of a payment blockage notice by the agent regarding interest payments under the Senior Subordinated Note. As a result, the Company is not anticipating the payment of interest on the Senior Subordinated Notes on February 2, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements — not applicable

(b)	Pro Forma Financial Information — not applicable

(c)	Exhibits

     The following exhibit is hereby filed with this Form 8-K:

EXHIBIT
NUMBER	DESCRIPTION

1.	Fifth Amendment to Amended and Restated Credit Agreement and Forbearance Agreement

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIUS CORP.

Date: January 18, 2002	By: /s/ ROBERT E. AGRES

Robert E. Agres Senior Vice President and Chief Financial (Principal Financial and Accounting Officer)

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